Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      Industrial Enterprises of America, Inc. (IEAM)

Designated Filer:            Pike Capital Partners, LP

Other Joint Filers:          Pike Capital Partners (QP), LP
                             Pike Capital Management, LP
                             Dan W. Pike

Addresses:                   The address of Pike Capital Partners (QP), LP,
                             Pike Capital Management LLC and Dan W. Pike
                             275 Madison Avenue, Suite 418, New York, NY 10016.


Signatures:


Dated:  March 21, 2007

                             PIKE CAPITAL PARTNERS (QP), LP
                             By: Pike Capital Management LLC,
                                 As General Partner


                                 By: /s/ Daniel W. Pike
                                     -----------------------------------
                                         Daniel W. Pike, Managing Member


                             PIKE CAPITAL MANAGEMENT LLC


                             By: /s/ Daniel W. Pike
                                 -----------------------------------
                                     Daniel W. Pike, Managing Member



                             /s/ Daniel W. Pike
                             -----------------------------
                                 Daniel W. Pike